Exhibit 16.1

January 31, 2011

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Commissioners:

We have read Winton Futures Fund, L.P.  (US) statements included under Item 4.01 of its Form 8-K filed on February 1, 2011 and we agree with such statements concerning our firm.

Spicer Jeffries LLP